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                                                                       EXHIBIT 3


                          REGISTRATION RIGHTS AGREEMENT


         THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is entered into as of November 1, 2000, by and among Brigham Exploration Company, a Delaware corporation (the "COMPANY"), and the parties listed on SCHEDULE A hereto (the "INVESTORS").

                                    RECITALS

                  WHEREAS, each Investor is a party to a certain Warrant Certificate (the "WARRANT CERTIFICATE") dated as of November 1, 2000, by and between the Company and such Investor;

                  WHEREAS, the Warrant Certificates were executed and delivered in connection with the consummation of transactions contemplated by that certain Securities Purchase Agreement dated as of November 1, 2000 by and among the Company and the Investors;

                  WHEREAS, pursuant to the Warrant Certificates, the Holder (as defined below) has been issued a warrant (the "WARRANT") to purchase shares of the Company's common stock, par value $.01 per share (the "COMPANY'S COMMON STOCK");

                  WHEREAS, to induce the Investors to enter into the Warrant Certificates and the Securities Purchase Agreement, the Company has agreed to grant the registration and other rights contained in this Agreement;

                                    AGREEMENT

                  1.       DEFINITIONS

                           For purposes of this Agreement, the following terms
have the following meanings:

                                    (a) "FORM S-3" means such form under the Act
as in effect on the date hereof or any registration form under the Act subsequently adopted by the Securities and Exchange Commission (the"SEC") that similarly permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC;

                                    (b) "HOLDER" means any person owning or
having the right to acquire Registrable Securities who is a party to this Agreement as of the date hereof or who may be added as a party pursuant to the terms of this Agreement, and any assignee thereof;

                                    (c) "REGISTER," "REGISTERED" and
"REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "ACT"), and the declaration or order of effectiveness of such registration statement or document;



Registration Rights Agreement               1

                                    (d) "REGISTRABLE SECURITIES" means (i) the
Common Stock of the Company issuable or issued upon exercise of the Warrants and
(ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such Warrants or Common Stock, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which its rights under this Agreement are not assigned ; and

                                    (e) "REGISTRABLE SECURITIES THEN
OUTSTANDING" means the number of shares of Common Stock outstanding which are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

                                    (f) "SEC" means the Securities and Exchange
Commission.

                  2.       REQUEST FOR REGISTRATION

                                    (a) If the Company shall receive a written
request from the Holders of at least 25% of the Registrable Securities then outstanding (the "INITIATING HOLDERS") that the Company file a registration statement under the Act covering the registration of at least 25% of the Registrable Securities, then the Company shall, within 10 days after the receipt of such request, give written notice of such request to all Holders and shall, subject to the limitations set forth below, use its reasonable best efforts to effect as soon as practicable the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request to be given within 30 days of receipt of such notice by the Company.

                                    (b) The Company is obligated to effect only
two registrations pursuant to this Section 2.

                                    (c) Notwithstanding the foregoing, if the
Company shall furnish to the Initiating Holders requesting a registration pursuant to this Section 2 within 30 days of receiving such request a certificate signed by the President of the Company stating that in the good faith Judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its stockholders for such in registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for up to 2 periods of not more than 45 days each after receipt of the request of the Initiating Holders; provided, however, that the Company may not use this right more than once (for a total of up to 90 days) in any 12-month period; provided, however, that the Company shall promptly notify the Initiating Holders requesting a registration pursuant to this Section 2 of any decision by the Company to abandon or indefinitely delay such public offering.


Registration Rights Agreement               2
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                  3.       COMPANY REGISTRATION

                  If the Company proposes to register (including for this purpose a registration effected by the Company for stockholders ("Requesting Holders") other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities), the Company shall, at each such time, promptly give each Holder written notice of such registration. Upon the written request of each such Holder given within 20 days after receipt of such notice by the Company, the Company shall, subject to the provisions of Section 8, use its reasonable best efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered. In the event that the Company decides for any reason not to complete the registration of shares of Common Stock other than Registrable Securities, the Company shall have no obligation under this Section 3 to continue with the registration of Registrable Securities. Any request pursuant to this Section 3 to register Registrable Securities as part of an underwritten public offering of Common Stock shall specify that such Registrable Securities are to be included in the underwriting on the same terms and conditions as the shares of Common Stock otherwise being sold through underwriters under such registration.

                  4.       FORM S-3 REGISTRATION

                                    (a) If the Company shall receive a written
request from the Holders of 25% of the Registrable Securities then outstanding that the Company effect a registration on Form S-3, the reasonably anticipated aggregate offering price to the public of which would equal or exceed $2,000,000,then the Company shall, within 10 days after the receipt of such request, give written notice of such request to all Holders and shall, subject to the limitations set forth below, use its reasonable best efforts to effect as soon as practicable the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request to be given within 30 days of receipt of such notice by the Company.

                                    (b) Notwithstanding the foregoing, the
Company shall not be obligated to effect any such registration pursuant to this
Section 4 if (i) Form S-3 is not available for such offering by the Holders;
(ii) the Company shall furnish to the Holders a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 90 days after receipt of the request of the Holders under this Section 4; provided, however, that the Company shall not use this right more than once in any 12-month period; or (iii) if the Company has, within the 12-month period preceding the date of such request, already effected one such registrations on Form S-3 for the Holders pursuant to this Section 4.


Registration Rights Agreement               3
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                  5.       OBLIGATIONS OF THE COMPANY

                           Whenever required under this Agreement to effect the
registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

                                    (a) Prepare and file with the SEC a
registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of 25% of the Registrable Securities registered thereunder, keep such registration statement effective for up to one year.

                                    (b) Prepare and file with the SEC such
amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                                    (c) Furnish to the Holders such copies of a
prospectus, including a preliminary prospectus, in conformity with the requirements of the Act and such other documents as they may reasonably request to facilitate the disposition of all securities covered by such registration statement

                                    (d) Use commercially reasonable efforts to
register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                                    (e) In the event of any underwritten public
offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such registration shall also enter into and perform its obligations under such an agreement.

                                    (f) Notify each Holder of Registrable
Securities covered by such registration statement, during the time when a prospectus is required to be delivered under the Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                                    (g) At the request of any Holder selling
Registrable Securities in such registration, furnish on the date that such Registrable Securities are delivered to the underwriters for sale in connection with such registration (i) an opinion, dated such date, of legal counsel representing the Company for the purposes of such registration, in form and substance as is customarily given by Company counsel to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter, dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by


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independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

                                    (h) List the Registrable Securities being
registered on any national securities exchange on which a class of the Company's equity securities is listed or qualify the Registrable Securities being registered for inclusion on Nasdaq if the Company does not have a class of equity securities listed on a national securities exchange.

                  6.       FURNISH INFORMATION

                           It shall be a condition precedent to the obligations
of the Company to take any action pursuant to this Agreement that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be reasonably required to effect the registration of their Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

                  7.       EXPENSES OF REGISTRATION

                           In connection with any registration pursuant to this
Agreement, the Company shall be responsible for the payment of all reasonable expenses of the registration, with the exception of (i) underwriting discounts and commissions, which shall be paid by the Company, the Holders and any other selling holders of the Company's securities in proportion to the aggregate value of the securities offered for sale by each of them, and (ii) the fees and expenses of more than one law firm acting as counsel to the selling Holders selected by a majority in interest of the selling Holders, which additional counsel, if any, shall be paid by the Holder or Holders that engage such counsel. The expenses to be paid by the Company shall include, without limitation, all registration, filing and qualification fees, printing and accounting fees, the fees and disbursements of counsel for the Company and the fees and disbursements of one counsel for the selling Holders; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2 or 4 if the registration request is subsequently withdrawn (other than a withdrawal due to a material adverse change in the Company's business or financial condition), unless, in the event of a registration initiated pursuant to the provisions of Section 2, the Holders of 25% of the Registrable Securities agree to forfeit the right to one demand registration.

                  8.       UNDERWRITING REQUIREMENTS

                                    (a) The Holders requesting registration
under Section 2 must distribute the Registrable Securities covered by their request by means of a public offering underwritten by a reputable national or regional underwriter. The right of any Holder to include its Registrable Securities in such registration under Section 2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall (together with the Company as


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provided in Section 5(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of Section 2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise have been underwritten pursuant to
Section 2, and the number of shares of Registrable Securities that may be included in the registration shall be apportioned first pro rata among the selling Holders, including the Initiating Holders, according to the total amount of Registrable Securities requested to be sold in such registration by such Holders, then to the Company and then pro rata among any other selling stockholders according to the total amount of securities otherwise entitled to be included therein owned by each such selling stockholder, or in such other proportions as shall mutually be agreed to by such selling stockholders.

                                    (b) The Company shall not be required under
Section 3 to include any of the Holders' securities in an underwritten offering of the Company's securities unless such Holders accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it. If the underwriters advise the Company that marketing factors require a limitation on the number of shares, including Registrable Securities, to be included in such offering, then the Company shall so advise all Holders of Registrable Securities that would otherwise have been underwritten pursuant to
Section 3, and the number of shares, including Registrable Securities, that may be included in the registration shall be apportioned first to the Company or Requesting Holders, as the case may be, then pro rata among the selling Holders according to the total amount of Registrable Securities requested to be sold in such registration by such Holders, then pro rata among any other selling stockholders according to the total amount of securities otherwise entitled to be included therein owned by each such other selling stockholder, or in such other proportions as shall mutually be agreed to by such selling stockholders; provided that in no event shall the amount of securities of the selling Holders included in the registration be reduced below 20% of the total amount of securities included in such registration.

                  9.       DELAY OF REGISTRATION

                           No Holder shall have any right to obtain or seek an
injunction restraining or otherwise delaying any registration of the Company as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

                  10.      INDEMNIFICATION

                           In the event any Registrable Securities are included
in a registration statement under this Agreement:

                                    (a) To the extent permitted by law, the
Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of


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the Act or the Securities Exchange Act of 1934, as amended (the "1934 ACT"), against any actual expenses (including legal fees and costs), losses, claims, damages (including settlement amounts) or liabilities joint or several) (collectively, "LOSSES") to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such Losses arise out of or are based upon any of the following statements, omissions or violations (collectively, a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein, or any amendments or supplements thereto, untrue in light of the circumstances under which they were made, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities law or any rule or regulation promulgated under the Act, the 1934 Act or any state securities law. The Company will reimburse (as incurred) each such Holder, underwriter or controlling person for any Losses reasonably incurred by them in connection with investigating or defending any Violations; provided, however, that the indemnity agreement contained in this Section 10(a) shall not apply to amounts paid in settlement of any claims for Violations if such settlement is made without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any Losses that arise out of or are based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by, or on behalf of, any such Holder, underwriter or controlling person.

                                    (b) To the extent permitted by law, each
selling Holder will indemnify and hold harmless the Company and its officers, directors, agents and employees, each underwriter and each other Holder selling securities in such in registration statement, and any person who controls any of the foregoing within the meaning of the Act or the 1934 Act, against any Losses to which the Company or such officer, director, agent, employee, or underwriter or other selling Holder or controlling person may become subject under the Act, the 1934 Act or other federal or state law, insofar as such Losses arise out of or are based upon any Violation that occurs in reliance upon and in conformity with written information furnished by, or on behalf of, such Holder expressly for use in connection with such registration; and each such Holder will reimburse any Losses reasonably incurred by the Company or its officers, directors, agents, employees, or underwriters or other selling Holders or controlling persons in connection with investigating or defending any Violations; provided, however, that (i) the indemnity agreement contained in this Section 10(b) shall not apply to amounts paid in settlement of any claims for Violations if such settlement is made without the consent of the Holder, which consent shall not be unreasonably withheld and (ii) the obligations of such Holders shall be limited to an amount equal to the gross proceeds before expenses and commissions to each such Holder of Registrable Securities sold as contemplated herein.

                                    (c) Promptly after receipt of notice of the
commencement of any action (including any governmental action), an indemnified party will, if a claim is to be


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made against any indemnifying party under this Section 10, deliver to the indemnifying party a written notice of the commencement, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying Party, if, in the opinion of counsel for the indemnifying party, representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in the proceeding. The failure to deliver written notice to the indemnifying party within a reasonable period of time after notice of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 10 to the extent such failure is prejudicial to its ability to defend such action, but the omission to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this
Section 10.

                                    (d) If the indemnification provided for in
this Section 10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violations that resulted in such Losses as well as any other relevant equitable considerations; provided, that, in no event shall any contribution by a Holder under this Section 10(d) exceed the gross proceeds before expenses and commissions to each such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the Violation resulting in such Losses relates to information supplied by the indemnifying party or by the indemnifying party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such Violation.

                                    (e) Notwithstanding the foregoing, to the
extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                                    (f) The obligations of the Company and
Holders under this Section 10 shall survive the completion of any offering of Registrable Securities and the termination of Registration Rights pursuant to
Section 15.

                  11.      REPORTS UNDER THE ACT

                           With a view to making available to the Holders the
benefits of SEC Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at an time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use commercially reasonable efforts to:


Registration Rights Agreement               8
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                                    (a) Make and keep public information
available, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

                                    (b) File with the SEC in a timely manner all
reports and other documents required of the Company under the Act and the 1934 Act; and

                                    (c) Furnish to any Holder, so long as the
Holder owns any Registrable Securities, promptly upon request (i) a written statement by the Company that it has complied with the reporting requirements of the 1934 Act (at any time after the date on which it becomes subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such Form S-3.

                  12.      ASSIGNMENT OF REGISTRATION RIGHTS

                           The rights to cause the Company to register
Registrable Securities pursuant to this Agreement may be assigned by a Holder to a transferee or assignee of such securities who shall, upon such transfer or assignment, be deemed a "Holder" under this Agreement; provided that the Company is, within a reasonable period of time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act and that such transferee or assignee is (a) a partner or retired partner of any Holder that is a partnership, (b) a member of the immediate family or a trust for the benefit of any Holder that is an individual, (c) an entity controlling, controlled by or under common control with any Holder that is not an individual, (d) a transferee or assignee that after the transfer or assignment holds (i) 10% of the Registrable Securities of the transferor, or (ii) Registrable Securities prior to the transfer, or (e) a constituent member of any Holder that is a limited liability company.

                  13.      LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS

                           From and after the date of this Agreement, the
Company shall not, without the prior written consent of the Holders of 25% of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to (a) include such securities in any registration filed under Section 2, 3 or 4, unless under the terms of such agreement such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders


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

which is included or (b) make a demand registration which could result in such registration statement being declared effective prior to 180 days of the effective date of any registration effected pursuant to Section 2.

                  14.      "MARKET STANDOFF" AGREEMENT

                           The Holders hereby agree that they shall not, to the
extent requested by the Company and an underwriter of Common Stock (or other securities) of the Company, sell or otherwise transfer or dispose (other than to donees who agree to be similarly bound) of any Registrable Securities for 180 days following the effective date of a registration statement of the Company filed under the Act; provided, however, that the foregoing shall not be effective unless all officers and directors of the Company (whether or not pursuant to this Agreement) enter into similar agreements and the Company has used all reasonable efforts to obtain similar agreements from all holders of at least 1% of the Company's then outstanding Common Stock.

                           To enforce the foregoing covenant, the Company may
impose stop-transfer instructions with respect to the Registrable Securities of the Holders (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

                  15.      TERMINATION OF REGISTRATION RIGHTS

                           The registration rights granted under Sections 2, 3
and 4 of this Agreement shall terminate as to each Holders on the earlier of (a) the tenth (10th) anniversary of the date of this Agreement and (b) the date on which all Registrable Securities held by or issuable to such Holder (and its affiliates) may be sold under Rule 144 during any 90 day period.

                  15.      MISCELLANEOUS

                           15.1     NOTICES

                           Any notice required or permitted under this Agreement
shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) upon confirmation of receipt by fax by the party to be notified, (c) one business day after deposit with a reputable overnight courier, prepaid for overnight delivery and addressed as set forth in (d), or (d) three days after deposit with the United States Post Office, postage prepaid, registered or certified with return receipt requested and addressed to the party to be notified at the address indicated for such party on the signature page, or at such other address as such party may designate by 10 days' advance written notice to the other parties given in the foregoing manner.


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                           15.2     AMENDMENTS AND WAIVERS

                           Any term of this Agreement may be amended and the
observance of any term may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding. Additional Holders may be added to this Agreement with such consent by amending SCHEDULE A and adding a signature page executed by such additional Holder.

                           15.3     GOVERNING LAW; JURISDICTION; VENUE

                           This Agreement shall be governed by and construed
under the laws of the State of New York without regard to principles of conflict of laws. The parties irrevocably consent to the jurisdiction and venue of the state and federal courts located in New York City in connection with any action relating to this Agreement.

                           15.4     SUCCESSORS AND ASSIGNS

                           The terms and conditions of this Agreement shall
inure to the benefit of and be binding on the respective successors and assigns of the parties as provided herein.

                           15.5.    SEVERABILITY

                           If one or more provisions of this Agreement are held
to be-unenforceable under applicable law, such provision shall be excluded from this Agreement, and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                           15.6     ENTIRE AGREEMENT; COUNTERPARTS

                           This Agreement constitutes the entire agreement
between the parties about its subject and supersedes all prior agreements. This Agreement may be executed in two or more counterparts, which together shall constitute one instrument.



                            [Signature page follows]


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                           IN WITNESS WHEREOF, the parties have executed this
Agreement as of the date first above written.


                  BRIGHAM EXPLORATION COMPANY


                  By: /s/ Karen E. Lynch
                    ------------------------------------
                      Its: Vice President

                  Address:

                  Brigham Exploration Company
                  6300 Bridge Point Parkway
                  Building 2, Suite 500
                  Austin, TX 78730
                  Attention: Chief Financial Officer
                  Fax: 512-427-3400

                  DLJ MB FUNDING III, INC.


                  By: /s/ Ivy B. Dodes
                    ------------------------------------
                      Ivy B. Dodes
                      Principal

                  Address:

                  277 Park Avenue
                  New York, New York 10172
                  Attention: Michael Isikow
                  Telefax: 212-892-2689


                  DLJ ESC II, LP

                  By: DLJ LBO Plans Management Corporation, its
                      general partner


                  By: /s/ Ivy B. Dodes
                    ------------------------------------
                      Ivy B. Dodes
                      Principal

                  Address:

                  277 Park Avenue
                  New York, New York 10172
                  Attention: Michael Isikow
                  Telefax: 212-892-2689


Registration Rights Agreement

                                   SCHEDULE A
                        TO REGISTRATION RIGHTS AGREEMENT


                  Holder Name                              Number of Shares
                  -----------                              ----------------

                  DLJ MB Funding III, Inc.,                   6,036,667
                  a Delaware corporation

                  DLJ ESC II, LP,                               630,000
                  a Delaware limited partnership






Registration Rights Agreement